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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 12, 2002



                             VERIDIAN CORPORATION
            (Exact name of registrant as specified in its charter)



            Delaware                     001-31342               54-1387657
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                     Identification No.)




1200 South Hayes Street, Suite 1100, Arlington, Virginia            22202-5005
(Address of principal executive offices)                            (Zip Code)

      Registrant's telephone number, including area code (703) 575-3100

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ITEM 5.        OTHER EVENTS AND REGULATION FD DISCLOSURE.

               On August 12, 2002, Veridian Corporation, a Delaware corporation ("Veridian") entered into a definitive agreement to acquire Signal Corporation ("Signal"), a diversified high technology company providing a wide array of information technology and engineering services to the Department of Defense and to other U.S. government agencies.

               Under the terms of the agreement, Veridian will acquire all of the stock of Signal and related assets for $227 million in cash and notes. Financing for the acquisition will consist of available cash, a $25 million Seller Note from the owners of Signal, and borrowings under an expanded credit facility. Veridian is planning to expand its current credit facility from $200 million to $340 million, and Wachovia Securities has agreed to underwrite and arrange the new facility. The acquisition is subject to various closing conditions and approvals, including approval under the Hart-Scott-Rodino Act, and is expected to be completed in late September. A copy of the press release is filed as Exhibit 99.1 hereto.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)    Exhibits

                      99.1 Press Release dated August 13, 2002 announcing definitive agreement to acquire Signal.

                      99.2 Press Release dated August 13, 2002 announcing earnings for the three month and six month periods ending June 30, 2002.

ITEM 9.        REGULATION FD DISCLOSURE.

               On August 13, 2002, Veridian issued a press release regarding its earnings for the three month and six month periods ending June 30, 2002 and participated in a telephone conference call relating to its earnings release. A copy of the press release is set forth as Exhibit 99.2 hereto. This exhibit is not filed but is furnished pursuant to Regulation FD.



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VERIDIAN CORPORATION



                              By:      /s/   Jerald S. Howe, Jr.
                                 -------------------------------------------
                              Name:  Jerald S. Howe, Jr.
                                   -----------------------------------------
                              Title:  Senior Vice President and General Counsel
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Date:  August 13, 2002